Execution Version

FIRST AMENDMENT
TO
INVESTMENT AGREEMENT

THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”) is entered into as of June 8, 2017, by and among Pandora Media, Inc., a Delaware corporation (the “Company”), and KKR Classic Investors L.P. (formerly known as KKR Classic Investors LLC) (the “Lead Purchasers”).

WHEREAS, the Company and the Purchasers are parties to that certain Investment Agreement, dated as of May 8, 2017 (the “Investment Agreement”);

WHEREAS, all capitalized terms not otherwise defined herein shall have the same definition as in the Investment Agreement; and

WHEREAS, the Company and the Lead Purchasers desire to amend the Investment Agreement in the manner set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lead Purchasers hereby agree as follows:

1.    Amendment. The Investment Agreement is amended as follows:

(a)	Amendment to Section 1.01. The definition of “Purchasers” is hereby amended and replaced in its entirety with the following:

“Purchasers” means the Lead Purchasers, Prisma Classic Holdings LLC and the other Persons who become a party hereto as a Purchaser pursuant to Section 2.03, each of which shall be a “Purchaser”.

(b)	Amendment to Section 2.02. Section 2.02(a)(i) of the Investment Agreement is hereby amended by deleting “June 8, 2017” and replacing it with “June 9, 2017.”

(c)	Amendment to Section 6.04. Section 6.04 is hereby amended by (a) deleting “30 days” and replacing it with “32 days” and (b) deleting “$15,000,000” and replacing it with “$22,500,000.”

(d)	Amendment to Section 7.01. Section 7.01 of the Investment Agreement is hereby amended to add the following:

“(f) by the Company if the Company shall have determined to accept a minority investment from a strategic party; provided that the Company shall have delivered to the Purchasers written notice of its intent to terminate this Agreement hereunder no later than 8:00 a.m. (New York City Time) on June 9, 2017. Upon delivery of such notice the Company shall pay to KKR Classic Investors L.P. or its designees a fee equal to $22,500,000 no later than close of business on June 9, 2017.”

(e)	Amendment to Section 8.06. Section 8.06 of the Investment Agreement is hereby amended and replaced in its entirety with the following:

“(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

(b) All Actions arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.”

2.    Waiver of HSR. The Company and the Lead Purchasers hereby agree that (i) all requirements with respect to the filing of the HSR Form (including without limitation, all such requirements set forth in Section 5.02(b) and (c) of the Investment Agreement) and (ii) the condition to the obligations of the Company and the Purchasers set forth in Section 6.01(b) of the Investment Agreement are each hereby waived. For the avoidance of doubt, no party to the Investment Agreement shall have any liability to any other party with respect to the failure to file the HSR Form, and the obligations of the Company and the Purchasers shall not be subject to the expiration or early termination of the waiting period under the HSR Act.

3.    Waiver of 4.01. The Company hereby agrees that the requirement that the Lead Purchasers be of the type of entity set forth on the signature pages to the Investment Agreement is hereby waived.

4.    Integration. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Investment Agreement to the same extent as if fully set forth verbatim therein, and this Amendment shall be binding on all Purchasers who become a party to the Investment Agreement pursuant to Section 2.03 thereof. Except to the extent expressly modified hereby, the provisions of the Investment Agreement remain unmodified and are hereby confirmed as being in full force and effect. All references to the Investment Agreement in the Investment Agreement shall be deemed to refer to the Investment Agreement as amended hereby.

5.    Standstill. For the avoidance of doubt and notwithstanding anything to the contrary contained in the Investment Agreement, none of the provisions contained in Section 5.07 shall apply to any Permitted Transferee of the Lead Purchasers that is a Permitted Transferee pursuant to clause (v) of the definition thereof.

6.    Miscellaneous. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Amendment. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, will be effective unless in writing signed by the duly authorized representatives of all parties hereto, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law. Each party shall bear and pay its own fees, costs and expenses in connection with the negotiation, preparation and review of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PANDORA MEDIA, INC.
By:	/s/ Stephen Bené
Name: Title:	Stephen Bené General Counsel and Corporate Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO INVESTMENT AGREEMENT]

KKR CLASSIC INVESTORS L.P.
By:	/s/ Nicole Macarchuk
Name: Title:	Nicole Macarchuk Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO INVESTMENT AGREEMENT]

PRISMA CLASSIC HOLDINGS LLC
By Prisma Capital Partners LP, its Manager
By:	/s/ Kenneth Eagle
Name: Title:	Kenneth Eagle Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO INVESTMENT AGREEMENT]